Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2021 relating to the consolidated financial statements, which appears in Immersion Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Armanino LLP
San Jose, California

December 3, 2021